Exhibit 10.1

CONSULTING AGREEMENT

This Agreement, made and effective this 23rd day of June, 2007, by and between ZHONGCHUAN MINING CO. LTD., a company organized under the laws of China ("Zhongchuan"), and STERLING GROUP VENTURES INC., a company organized under the laws of Nevada, USA ("Sterling").

WHEREAS:

A.	Sterling is engaged in the business of mineral exploration and development; and, through its wholly owned subsidiary Micro Express Holdings Inc., has been looking for mining opportunities in China;

B.	Zhongchuan is in mining related business and has extensive connections including government connections in China;

C.	Sterling intends to retain Zhongchuan to provide consulting services in relation to a certain lithium property known as the Salt Lake, in Tibet, China (the "Property").

NOW THEREFORE, THIS AGREEMENT WITNESSES that for and in consideration of the premises and mutual covenants and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I - SERVICES

1.01 Subject to the terms and conditions hereof, Zhongchuan hereby agrees to provide certain consulting services (the "Services", more specifically described in Schedule A attached hereto) to Sterling for the purpose of acquiring a controlling interest in a Sino-Foreign company in Tibet, China (the "JV") to be registered pursuant to applicable Chinese laws and regulations, and in turn for the further purpose of owning a controlling interest in the Property. For greater certainty and for the purpose of this Agreement, a "controlling interest" means a 65% interest in the registered capital of the JV, or such other interest that Sterling agrees to in writing.

1.02 Zhongchuan is aware that an application for the incorporation of the JV was submitted to the regulatory authorities in Tibet in early 2006, and that the regulatory approval is still pending. Zhongchuan further acknowledges and understands that in performing the Services, the target and focus are to secure the regulatory approval from Tibet regulatory authorities for the establishment of the JV in which Sterling shall be permitted to hold a controlling interest.

1.03 Zhongchuan shall commence the performance of the Services on the date it has executed this Agreement (the "Commencement Date").

1.04 The Services shall be completed within 45 days of the Commencement Date (the "Completion Time"). The Completion Time can be reasonably extended with written consent from Sterling.

1.05 Without restricting the generality of section 1.01, Zhongchuan shall make best efforts to provide government relations, due diligence, negotiations and other services as it may deem appropriate or necessary to perform the Services.

1.06 In performing the Services, Zhongchuan agrees to:

1. within 21days of the Commencement Date, supply the first report on its performance of the Services and any developments with respect thereto;

2. on or before the 45th day of Commencement Date, supply the final report regarding the result of the Services;

3. timely advise Sterling of any progress in performing the Services, whether requested by Sterling or otherwise; and

4. be permitted to access such information and approach such individuals, firms and government departments for the exclusive purpose of performing the Services.

1.07 Sterling shall provide all information relevant to the Property and any regulatory review and comments related thereto, for the purpose of Zhongchuan's performance of the Services, and shall generally provide such other assistance to facilitate the performance of the Services.

1.08 Sterling shall not, during the term of this Agreement, contact or retain any other person or firm in relation to any matters concerning the Property, and shall not terminate this Agreement unless otherwise agreed in writing between the parties.

ARTICLE II - COMPENSATION

2.01 In consideration for the Services rendered in accordance with this Agreement within the Completion Time, and provided that Zhongchuan has secured all regulatory approvals for the establishment of the JV in which Sterling shall have a controlling interest, Sterling shall issue to Zhongchuan (or its nominees) such number of shares which shall be 10% of all the issued and outstanding shares in the capital of Sterling (the "Compensation") as at the date of this Agreement, such issuance to be made upon presentation of proof by Zhongchuan evidencing the regulatory approvals of the transactions contemplated in paragraph 1.01 herein, or such other proof reasonably accepted by Sterling.

2.02 Sterling shall promptly make the Compensation when due and payable, and shall do such things as necessary to secure required regulatory approval for the Compensation.

2.03 Sterling confirms that the Compensation has received or will receive all required corporate approval.

ARTICLE III - TERM

3.01 On the 70th day of date of this Agreement (the "Outside Date"), unless regulatory approval is secured or otherwise being processed, if so evidenced in any regulatory document, as provided for herein in relation the Property, or unless this Agreement is otherwise renewed, this Agreement shall be automatically terminated, except for any payment obligations specifically provided for hereunder.

3.02 This Agreement may be renewed by the parties in writing. Where this Agreement is renewed, all terms herein shall remain unchanged except that, the date of the renewal shall become the Commencement Date herein.

ARTICLE IV - RELATIONSHIP

4.01 It is understood and agreed that in providing the Services, Zhongchuan shall be acting and shall act at all times as an independent contractor only and no any other business relationship shall arise or subsist between Zhongchuan and Sterling.

ARTICLE V - NOTICE

5.01 Any notice required or permitted to be given hereunder shall be in writing and shall be effectively given if (i) delivered personally, (ii) sent by prepaid courier service or mail, or (iii) sent prepaid by telecopier, telex or other similar means of electronic communication (confirmed on the same or following day by prepaid mail) addressed, as follows:

To: Zhongchuan:
Beiyuan Golf Club
Gujiazhuang Xilu
Laiguangying, Chaoyang District
Beijing, China
Fax: 86-10-84955578555780
To: Sterling:
#900-789 West Pender Street
Vancouver, BC V6C 1H2
Fax: 604-408-8515

5.02 Any notice so given shall be deemed conclusively to have been given and received when so personally delivered or sent by telex, telecopier, or other electronic communication or on the second day following the sending thereof by private courier or mail. Any party hereto may change any particulars of its address for service by notice to the other in the manner stated above.

ARTICLE VI - GENERAL

6.01 Subject to Article IV, this Agreement constitutes the entire agreement between the parties hereto and supersedes all previous negotiations, understandings and agreements whether oral or written with respect to the matters herein referred to.

6.02 If any covenant or provision herein is determined to be unenforceable or void, it shall not be deemed to affect or impair the validity or enforceability of the remainder of this Agreement.

6.03 The parties may assign, with written consent from the other party, its rights or obligations arising hereunder to any party affiliated with that party.

6.04 This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective and administrators, successors and assigns.

6.05 Time shall be of the essence of this Agreement and of every provision hereof.

6.06 The parties shall keep strictly confidential this Agreement and any terms herein during the term and one year after the Outside Date, subject to any regulatory requirement for disclosure.

6.07 For the purpose of this Agreement, Sterling means and includes Sterling and its wholly owned subsidiary Micro Express Holdings Inc..

6.08 This Agreement shall be governed and construed in accordance with the laws of the Province of British Columbia.

IN WITNESS WHEREOF the parties hereby have duly executed this Agreement as of the date first written above.

STERLING GROUP VENTURES INC.
By: "Raoul Tsakok"
Name: Raoul Tsakok
Title: Chairman
ZHONGCHUAN MINING CO. LTD.
By: " Ximing Sun"
Name: Ximing Sun
Title: President